SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 17, 2013

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of the shareholders of Corgenix Medical Corporation (the “Company”) held on December 17, 2013 (the “Annual Meeting of Shareholders”), the Company’s shareholders approved the Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan (the “Plan”).  The Plan had been previously approved, subject to shareholder approval, by the Board of Directors of the Company.

A description of the material terms of the Plan is set forth under the heading “Proposal 5 — Approval of the Fourth Amended and Restated Employee Stock Purchase Plan” in the Company’s proxy statement filed with the Securities and Exchange Commission on November 5, 2013, which description is hereby incorporated by reference into this Item 5.02(e). In addition, a copy of the Plan was filed with the Company’s Schedule 14A on November 5, 2013, as Appendix A, and is incorporated herein by reference, and this summary is qualified in its entirety by reference to the terms and provisions of the Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 17, 2013, the Company held its Annual Meeting of Shareholders, where the shareholders voted on the matters set forth below:

1.               Proposal to elect seven directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Proxies were solicited by management in favor of the director nominees, with no solicitation in opposition to management’s nominees.  All seven director nominees were elected to serve for a period of one year until the Company’s next Annual Meeting of Shareholders.  The number of votes cast for, or withheld, as well as the number of broker non-votes, for each nominee was as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Dennis Fusco	27,730,629	634,115	15,963,373
Douglass T. Simpson	27,714,831	649,913	15,963,373
Robert Tutag	27,710,958	653,786	15,963,373
Dr. Brandon J. Price	27,730,429	634,315	15,963,373
David Ludvigson	27,730,629	634,115	15,963,373
Dennis Walczewski	27,730,629	634,115	15,963,373
Stephen P. Gouze	27,730,609	634,135	15,963,373

2.               Proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2014.  The appointment was ratified, and number of votes cast for, against, or abstained were as follows:

For	Against	Abstain
44,268,898	53,332	5,887

There were no broker non-votes for this proposal.

3.               Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (Say-on-Pay).  The proposal was approved, on a non-binding basis, and the number of advisory votes cast for, against, or abstained were as follows:

For	Against	Abstain
27,623,866	713,578	27,300

There were 15,963,373 broker non-votes for this proposal.

4.               Proposal to vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding a shareholder vote on executive compensation (Say-On-Frequency).  The Board of Directors of the Company recommended a vote for every 3 years, but instead the most shareholder votes were cast for every 1 year.  The voting results for the advisory vote on the frequency of shareholder advisory votes on executive compensation were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
20,259,211	531,541	7,549,597	24,395

There were 15,963,373 broker non-votes for this proposal.

Consistent with the shareholder votes at the Annual Meeting of Shareholders, the Board of Directors has determined that the Company will hold a non-binding, advisory vote on the compensation of the Company’s named executive officers once every year until the next say-on-frequency vote.

5.               Proposal to approve the Corgenix Medical Corporation Fourth Amended and Restated Employee Stock Purchase Plan.  The proposal was approved, and the number of votes cast for, against, or abstained were as follows:

For	Against	Abstain
27,408,989	946,955	8,800

There were 15,963,373 broker non-votes for this proposal.

Item 7.01.  Regulation FD Disclosure.

At the Annual Meeting of Shareholders on December 17, 2013 the Company’s President and Chief Executive Officer and Chief Financial Officer presented materials to shareholders which are filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amended and Restated Employee Stock Purchase Plan, filed with the Company’s Schedule 14A on November 5, 2013, as Appendix A and incorporated herein by reference.

99.1	Shareholder presentation material of the President and Chief Executive Officer and the Chief Financial Officer of the Company used at the Annual Meeting of Shareholders on December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended and Restated Employee Stock Purchase Plan, filed with the Company’s Schedule 14A on November 5, 2013, as Appendix A and incorporated herein by reference.

99.1	Shareholder presentation material of the President and Chief Executive Officer and the Chief Financial Officer of the Company used at the Annual Meeting of Shareholders on December 17, 2013.